Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and in "Portfolio Holdings Disclosure" and "Independent Registered Public Accounting Firms" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated December 9, 2006, on the 2006 financial statements and the financial highlights of Principal Investors Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 54 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474).



                                                       /s/ Ernst & Young LLP

Des Moines, Iowa
September 21, 2007